Exhibit 99.1

FOR IMMEDIATE RELEASE

ATRION CORPORATION ANNOUNCES ELECTION OF NEW DIRECTOR

ALLEN, Texas (September 20, 2023) (GLOBE NEWSWIRE) – Atrion Corporation (NASDAQ: ATRI) announced the election today of Jeannette Bankes as a director, effective immediately.

Ms. Bankes brings to our Board over 32 years of experience at major medical device and pharmaceutical companies. Since March 2019, Ms. Bankes has served as the President and General Manager of the Global Surgical Franchise at Alcon Inc. From August 2004 to March 2019, Ms. Bankes served in leadership positions across multiple divisions and functions at Boston Scientific Corporation, including as General Manager, Urology and Pelvic Health. Prior to joining Boston Scientific, Ms. Bankes worked for Merck & Co. Ms. Bankes holds a B.S. degree from Kutztown University.

Emile A. Battat, Chairman of the Board, stated, “We are excited to welcome Jeannette to the Board. She’s made an incredible impact across the medical device and pharmaceutical industries, and we look forward to working closely with her.”

Atrion Corporation develops and manufactures products primarily for medical applications. The Company’s website is www.atrioncorp.com.

Contact:	Cindy Ferguson
Vice President and Chief Financial Officer
(972) 390-9800